For additional information, contact:
Mark Fusler Corporate Controller and Investor Relations investor_relations@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavcoindustries.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL 2024 THIRD QUARTER RESULTS AND ANNOUNCES NEW $100 MILLION STOCK REPURCHASE PROGRAM
PHOENIX, February 1, 2024 (GLOBE NEWSWIRE) – Cavco Industries, Inc. (Nasdaq: CVCO) ("we," "our," the "Company" or "Cavco") today announced financial results for the third fiscal quarter ended December 30, 2023.
Third Quarter Summary
•Net revenue was $447 million, down $54 million or 10.8% compared to $501 million in the third quarter of the prior year.
•Factory-built housing Gross profit as a percentage of Net revenue was 22.4%, compared to 25.5% in the prior year.
•Financial services Gross profit as a percentage of Net revenue was 36.8%, compared to 46.6% in the prior year.
•Income before income taxes was $44 million, down $32 million or 42.1% compared to $76 million in the prior year period.
•Net income per diluted share attributable to Cavco common stockholders was $4.27 compared to $6.66 in the prior year quarter.
•Backlogs totaled $160 million at the end of the quarter, with modules in backlog growing 3% from the September quarter. Due to a decrease in backlog average selling price, the backlog value was down $10 million, or 5.9%, sequentially from $170 million.
•Stock repurchases were approximately $50 million in the quarter.

Commenting on the quarter, President and Chief Executive Officer Bill Boor said, "Despite winter months typically being slower, our orders written this quarter, on a same plant basis, were the highest in the last six quarters. Dealer orders continue to improve while the return of community orders still lies ahead. Our manufacturing and retail operations have executed very well through this downturn, and each of our plants is positioned to respond to improving conditions."

He continued, "Our continuing strong cash flow has enabled us to remain focused on the underlying critical need for quality, affordable homes. To that end, in December we were excited to announce our new Anthem series, the first nationally available HUD-approved manufactured duplex. This is a great example of how we are working with developers and community operators on innovative solutions to improve housing affordability."

Financial Results

	Three Months Ended
($ in thousands, except revenue per home sold)	December 30, 2023	December 31, 2022	Change
Net revenue
Factory-built housing	$426,939	$481,193	$(54,254)	(11.3)%
Financial services	19,830	19,410	420	2.2%
	$446,769	$500,603	$(53,834)	(10.8)%

Factory-built modules sold	6,806	7,544	(738)	(9.8)%

Factory-built homes sold (consisting of one or more modules)	4,160	4,442	(282)	(6.3)%

Net factory-built housing revenue per home sold	$102,630	$108,328	$(5,698)	(5.3)%

	Nine Months Ended
($ in thousands, except revenue per home sold)	December 30, 2023	December 31, 2022	Change
Net revenue
Factory-built housing	$1,318,114	$1,613,392	$(295,278)	(18.3)%
Financial services	56,560	52,941	3,619	6.8%
	$1,374,674	$1,666,333	$(291,659)	(17.5)%

Factory-built modules sold	21,124	25,649	(4,525)	(17.6)%

Factory-built homes sold (consisting of one or more modules)	12,990	14,899	(1,909)	(12.8)%

Net factory-built housing revenue per home sold	$101,471	$108,289	$(6,818)	(6.3)%
•In the factory-built housing segment, the decrease in Net revenue for the three and nine months was due to lower home sales volume and lower home selling prices, partially offset by the addition of Solitaire Homes.
•Financial services segment Net revenue increased for the three and nine months from more insurance policies in force in the current period compared to the prior year, partially offset by reduced revenue from loan sales.

	Three Months Ended
($ in thousands)	December 30, 2023	December 31, 2022	Change
Gross profit
Factory-built housing	$95,756	$122,923	$(27,167)	(22.1)%
Financial services	7,295	9,045	(1,750)	(19.3)%
	$103,051	$131,968	$(28,917)	(21.9)%

Gross profit as % of Net revenue
Consolidated	23.1%	26.4%	N/A	(3.3)%
Factory-built housing	22.4%	25.5%	N/A	(3.1)%
Financial services	36.8%	46.6%	N/A	(9.8)%

Selling, general and administrative expenses
Factory-built housing	$57,854	$54,127	$3,727	6.9%
Financial services	5,458	4,777	681	14.3%
	$63,312	$58,904	$4,408	7.5%

Income from operations
Factory-built housing	$37,902	$68,796	$(30,894)	(44.9)%
Financial services	1,837	4,268	(2,431)	(57.0)%
	$39,739	$73,064	$(33,325)	(45.6)%

	Nine Months Ended
($ in thousands)	December 30, 2023	December 31, 2022	Change
Gross profit
Factory-built housing	$309,631	$412,174	$(102,543)	(24.9)%
Financial services	18,256	22,117	(3,861)	(17.5)%
	$327,887	$434,291	$(106,404)	(24.5)%

Gross profit as % of Net revenue
Consolidated	23.9%	26.1%	N/A	(2.2)%
Factory-built housing	23.5%	25.5%	N/A	(2.0)%
Financial services	32.3%	41.8%	N/A	(9.5)%

Selling, general and administrative expenses
Factory-built housing	$170,330	$176,690	$(6,360)	(3.6)%
Financial services	16,168	15,244	924	6.1%
	$186,498	$191,934	$(5,436)	(2.8)%

Income from operations
Factory-built housing	$139,301	$235,484	$(96,183)	(40.8)%
Financial services	2,088	6,873	(4,785)	(69.6)%
	$141,389	$242,357	$(100,968)	(41.7)%
•In the factory-built housing segment, Gross profit as a percent of Net revenue for the three and nine months was down primarily due to lower average selling price, partially offset by lower input costs.

•In the financial services segment, Gross profit and Income from operations for the three months ended was negatively impacted by reduced loan sales. The nine months were negatively affected by lower loan sales and higher insurance claims from weather related events.
•Selling, general and administrative expenses increased for the three months primarily as a result of higher legal expenses and the added cost of Solitaire operations (acquired fourth quarter of fiscal 2023), partially offset by lower incentive compensation on reduced sales. For the nine months, Selling, general and administrative expenses decreased primarily as a result of lower incentive compensation on reduced sales, partially offset by the addition of Solitaire.

	Three Months Ended
($ in thousands, except per share amounts)	December 30, 2023	December 31, 2022	Change
Net income attributable to Cavco common stockholders	$35,987	$59,524	$(23,537)	(39.5)%
Diluted net income per share	$4.27	$6.66	$(2.39)	(35.9)%

	Nine Months Ended
($ in thousands, except per share amounts)	December 30, 2023	December 31, 2022	Change
Net income attributable to Cavco common stockholders	$123,883	$193,242	$(69,359)	(35.9)%
Diluted net income per share	$14.34	$21.55	$(7.21)	(33.5)%
Items ancillary to our core operations had the following impact on the results of operations:

	Three Months Ended		Nine Months Ended
($ in millions)	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Net revenue
Unrealized gains (losses) recognized during the period on securities held in the financial services segment	$0.4	$0.7	$0.4	$(0.5)
Selling, general and administrative expenses
Expenses incurred in engaging third-party consultants in relation to the non-recurring energy efficient home tax credits	—	(0.6)	—	(5.1)
Legal and other expense related to the Securities and Exchange Commission inquiry, including indemnified costs of a former officer	(2.0)	(0.8)	(3.0)	(3.6)
Other income expense, net
Corporate unrealized gains (losses) recognized during the period on securities held	0.2	(0.1)	0.3	(1.2)

2024 Stock Repurchase Program
On January 30, 2024, the Company's Board of Directors approved a new $100 million stock repurchase program that may be used to purchase its outstanding common stock. This increases the total available to $139 million including the amount remaining under the program announced in 2023.

The purchases may be made in the open market or one or more privately negotiated transactions in compliance with applicable securities laws and other legal requirements. While there is no expiration date, the actual timing, number and value of shares repurchased under the program will be determined by the Company in its discretion and will depend on a number of factors, including market conditions, applicable legal requirements and other strategic capital needs and opportunities. The plan does not obligate Cavco to acquire any particular amount of common stock and may be suspended or discontinued at any time. The Company expects to finance the program from existing cash resources.

Conference Call Details

Cavco's management will hold a conference call to review these results tomorrow, February 2, 2024, at 1:00 p.m. (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at https://investor.cavco.com or via telephone. To participate by phone, please register at https://register.vevent.com/register/BIdc9a01bc4b22495188657a258c1e48b4 to receive the dial in number and your PIN. An archive of the webcast and presentation will be available for 90 days at https://investor.cavco.com.

About Cavco
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. We are one of the largest producers of manufactured and modular homes in the United States, based on reported wholesale shipments. Our products are marketed under a variety of brand names including Cavco, Fleetwood, Palm Harbor, Nationwide, Fairmont, Friendship, Chariot Eagle, Destiny, Commodore, Colony, Pennwest, R-Anell, Manorwood, MidCountry and Solitaire. We are also a leading producer of park model RVs, vacation cabins and factory-built commercial structures. Cavco's finance subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer and a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.

Forward-Looking Statements
Certain statements contained in this release are forward-looking statements. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing industry; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: the impact of local or national emergencies including the COVID-19 pandemic, including such impacts from state and federal regulatory action that restricts our ability to operate our business in the ordinary course and impacts on (i) customer demand and the availability of financing for our products, (ii) our supply chain and the availability of raw materials for the manufacture of our products, (iii) the availability of labor and the health and safety of our workforce and (iv) our liquidity and access to the capital markets; labor shortages and the pricing and availability of transportation or raw materials; increased health and safety incidents; our ability to negotiate reasonable collective bargaining agreements with the unions representing certain employees; increases in the rate of cancellations of home sales orders; our ability to successfully integrate past acquisitions or future acquisitions; involvement in vertically integrated lines of business, including manufactured housing consumer finance, commercial finance and insurance; information technology failures or cyber incidents; our ability to maintain the security of personally identifiable information of our customers, suppliers and employees; our participation in certain financing programs for the purchase of our products by industry distributors and consumers, which may expose us to additional risk of credit loss; our exposure to significant warranty and construction defect claims; our exposure to claims and liabilities relating to products supplied to the Company or work done by subcontractors; our contingent repurchase obligations related to wholesale financing provided to industry distributors; a write-off of all or part of our goodwill; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; taxation authorities initiating or successfully asserting tax positions which are contrary to ours; governmental and regulatory disruption, including (i) prolonged delays by Congress and the President to approve budgets or continuing appropriations resolutions to facilitate the operation of the federal government or (ii) shutdowns or delays at the Mexico border; curtailment of available financing from home-only lenders and increased lending regulations; the effect of increasing interest rates on our customer's ability to finance home purchases; availability of wholesale financing and limited floor plan lenders; market forces, rising interest rates, fluctuations in exchange rates and housing demand fluctuations; the cyclical and seasonal nature of our business; competition; general deterioration in economic conditions and turmoil in the financial markets; unfavorable zoning ordinances; extensive regulation affecting the production and sale of manufactured housing; potential financial impact on the Company from the recently settled regulatory action by the SEC against the Company, including potential higher insurance costs as a result of such action, potential reputational damage that the Company may suffer and the Company's potential ongoing indemnification obligations related to ongoing litigation not involving the Company; losses not covered by our director and officer insurance, which may be large, adversely impacting financial performance; loss of any of our executive officers; liquidity and ability to raise capital may be limited; and organizational document provisions delaying or making a change in control more difficult; together with all of the other risks described in our filings with the SEC. Readers are specifically referred to the Risk Factors described in Item 1A of the Company's Annual Report on Form 10-K for the year ended April 1, 2023 as may be updated from time to time in future filings on Form 10-Q and other reports filed by the Company pursuant to the Securities Exchange Act of 1934, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, as required by law. Investors should not place undue reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	December 30, 2023	April 1, 2023
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$352,808	$271,427
Restricted cash, current	13,215	11,728
Accounts receivable, net	70,501	89,347
Short-term investments	16,819	14,978
Current portion of consumer loans receivable, net	11,855	17,019
Current portion of commercial loans receivable, net	48,817	43,414
Current portion of commercial loans receivable from affiliates, net	2,135	640
Inventories	236,649	263,150
Prepaid expenses and other current assets	80,248	92,876
Total current assets	833,047	804,579
Restricted cash	585	335
Investments	16,099	18,639
Consumer loans receivable, net	24,279	27,129
Commercial loans receivable, net	38,836	53,890
Commercial loans receivable from affiliates, net	2,784	4,033
Property, plant and equipment, net	224,216	228,278
Goodwill	120,744	114,547
Other intangibles, net	28,613	29,790
Operating lease right-of-use assets	37,393	26,755
Total assets	$1,326,596	$1,307,975
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$23,928	$30,730
Accrued expenses and other current liabilities	247,244	262,661
Total current liabilities	271,172	293,391
Operating lease liabilities	33,285	21,678
Other liabilities	7,651	7,820
Deferred income taxes	5,788	7,581
Redeemable noncontrolling interest	—	1,219
Stockholders' equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $0.01 par value; 40,000,000 shares authorized; Issued 9,381,147 and 9,337,125 shares, respectively; Outstanding 8,345,812 and 8,665,324, respectively	94	93
Treasury stock, at cost; 1,035,335 and 671,801 shares, respectively	(262,072)	(164,452)
Additional paid-in capital	277,847	271,950
Retained earnings	993,193	869,310
Accumulated other comprehensive loss	(362)	(615)
Total stockholders' equity	1,008,700	976,286
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$1,326,596	$1,307,975

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Net revenue	$446,769	$500,603	$1,374,674	$1,666,333
Cost of sales	343,718	368,635	1,046,787	1,232,042
Gross profit	103,051	131,968	327,887	434,291
Selling, general and administrative expenses	63,312	58,904	186,498	191,934
Income from operations	39,739	73,064	141,389	242,357
Interest income	5,234	3,581	15,664	6,746
Interest expense	(842)	(216)	(1,365)	(610)
Other (expense) income, net	(224)	(348)	557	(291)
Income before income taxes	43,907	76,081	156,245	248,202
Income tax expense	(7,920)	(16,492)	(32,274)	(54,721)
Net income	35,987	59,589	123,971	193,481
Less: net income attributable to redeemable noncontrolling interest	—	65	88	239
Net income attributable to Cavco common stockholders	$35,987	$59,524	$123,883	$193,242

Net income per share attributable to Cavco common stockholders
Basic	$4.31	$6.71	$14.47	$21.72
Diluted	$4.27	$6.66	$14.34	$21.55
Weighted average shares outstanding
Basic	8,358,389	8,870,565	8,561,209	8,897,405
Diluted	8,432,471	8,936,075	8,640,288	8,969,104

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Capital expenditures	$4,767	$7,662	$13,237	$40,850
Depreciation	$4,228	$3,389	$12,677	$10,663
Amortization of other intangibles	$392	$501	$1,177	$1,511

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